UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 21, 2005

Warp Technology Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-33197	88-0467845
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Railroad Avenue, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 422 2950

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

1.01 Entry into a Material Definitive Agreement

At the Annual Meeting of Stockholders of Warp Technology Holdings Inc. doing business under the name Halo Technology Holdings (the "Company"), held October 21, 2005, the stockholders of the Company approved the Halo Technology Holdings 2005 Equity Incentive Plan (the "2005 Plan") previously approved by the Board of Directors of the Company. A copy of the 2005 Plan was filed as Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 7, 2005. A copy of the 2005 Plan is also attached to this Report as Exhibit 10.90 and the forms of agreements to be used in making awards under the 2005 Plan are attached to this Report as Exhibits 10.91 and 10.92.

The Compensation Committee of the Board of Directors of the Company will administer the 2005 Plan, including selecting the employees, consultants and directors to be granted Awards under the 2005 Plan and determining the type and size of each Award and the terms and conditions of each Award. The Company’s employees, consultants and directors, or the employees, consultants and directors of the Company’s related companies, may receive Awards under the 2005 Plan. The types of Awards that may be granted under the 2005 Plan are stock options (both incentive and non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance stock, contract stock, bonus stock and dividend equivalent rights.

Subject to adjustment for stock splits and similar events, the total number of shares of common stock that can be delivered under the 2005 Plan is 8,400,000 shares. No employee may receive options, stock appreciation rights, shares or dividend equivalent rights for more than four million shares during any calendar year.

No incentive stock option will be granted under the 2005 Plan after September 13, 2015.

As a result of stockholder approval of the 2005 Plan on October 21, 2005, certain executive officers and directors of the Company received options previously approved by the Board of Directors of the Company and previously disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 7, 2005. Rodney A. Bienvenu, Jr., Brian Sisko, Ernest Mysogland and Jeff Bailey received stock options for 1,800,000 shares, 600,000 shares, 200,000 shares and 25,000 shares, respectively, pursuant to the form of Stock Option Agreement attached hereto as Exhibit 10.91 (or the extent such options were not incentive stock options, Exhibit 10.92). The exercise price for Messrs. Bienvenu and Mysogland’s options is $1.19 per share (110% of Fair Market Value on the date of grant by the Compensation Committee) and the exercise price for Messrs. Sisko and Bailey’s options is $1.08 per share (the Fair Market Value on the date of grant by the Compensation Committee). The options granted to Messrs. Bienvenu and Mysogland have a five year term and the options granted to Messrs. Sisko and Bailey have a ten year term. John A. Boehmer, David M. Howitt and Mark J. Lotke, the non-employee directors, each received a stock option for 45,000 shares pursuant to the form of Stock Option Agreement attached hereto as Exhibit 10.92. These options all have an exercise price of $1.08 per share and a ten year term. Additionally, Jeff Bailey, Chief Executive Officer of Gupta Technologies, LLC, the Company’s subsidiary, and Takeshi Taniguchi, Corporate Controller of Gupta received performance-vesting stock options for 225,000 and 10,000 shares, respectively, pursuant to the form of agreement attached hereto as Exhibit 10.91. These options will vest if Gupta achieves specified increases in EBITDA as determined by the Compensation Committee for the fiscal year July 1, 2005 through June 30, 2006. These options have an exercise price of $1.08 per share and a ten year term.

Also as a result of the stockholder’s approval of the 2005 Plan, the Compensation Committee of the Board of Directors determined to award cash bonus amounts, options and/or shares pursuant to the Fiscal 2006 Halo Senior Management Incentive Plan. No specific awards have yet been made under the Fiscal 2006 Halo Senior Management Incentive Plan. A copy of the Fiscal 2006 Halo Senior Management Incentive Plan is attached hereto as Exhibit 10.93.

This summary of the 2005 Plan and the Fiscal 2006 Halo Senior Management Incentive Plan is qualified in its entirety by reference to the full text of such plans filed as Exhibits 10.90 and 10.93, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

9.01 (d) Exhibits.

10.90 Halo Technology Holdings 2005 Equity Incentive Plan

10.91 Form of Employee Incentive Stock Option Agreement under Halo Technology Holdings 2005 Equity Incentive Plan

10.92 Form of Non-Qualified Stock Option Agreement under Halo Technology Holdings 2005 Equity Incentive Plan

10.93 Fiscal 2006 Halo Senior Management Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warp Technology Holdings, Inc.

October 27, 2005	By:	Ernest Mysogland

Name: Ernest Mysogland
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

10.90	Halo Technology Holdings 2005 Equity Incentive Plan
10.91	Form of Employee Incentive Stock Option Agreement
10.92	Form of Non-Qualified Stock Option Agreement
10.93	Fiscal 2006 Halo Senior Management Incentive Plan